     As filed with the Securities and Exchange Commission on June 28, 2000
                                          Registration No. 333 - _______________
--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            BRAUN CONSULTING, INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                                  36-3702425
       (State or other jurisdiction of                  (I.R.S. employer
         incorporation or organization)                 identification no.)

    30 West Monroe, Suite 300                                   60603
    Chicago, Illinois                                        (Zip Code)
     (Address of principal executive offices)


                Braun Consulting, Inc. Retirement Savings Plan
                           (Full title of the plan)

                             Gregory A. Ostendorf
                         General Counsel and Secretary
                            Braun Consulting, Inc.
                           30 West Monroe, Suite 300
                           Chicago, Illinois 60603
                    (Name and address of agent for service)

                                (312) 984-7000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                 Proposed
                             Amount               Maximum             Proposed Maximum
 Title of Securities         To be            Offering Price             Aggregate            Amount of
   to be Registered      Registered(1)         Per Share(2)          Offering Price(2)      Registration Fee
------------------------------------------------------------------------------------------------------------
  Common Stock, par
 value $.001 per share     500,000               $23.50                $11,750,000              $3,102
============================================================================================================

(1) This registration statement covers shares of Common Stock which may be offered or sold pursuant to the Braun Consulting, Inc. Retirement Savings Plan, and includes an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Braun Consulting, Inc. Retirement Savings Plan described herein.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and (c), based on the average of the high and low sales price of a share of the Common Stock on June 23, 2000 as reported on the Nasdaq National Market. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the Braun Consulting, Inc. Retirement Savings Plan.
================================================================================

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.



                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Braun Consulting, Inc. (the "Company" or "Braun Consulting") or the Braun Consulting, Inc. Retirement Savings Plan (the "Plan") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are hereby incorporated by reference in this registration statement:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (b) amendment on Form 10-K/A to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (d)  the Company's Current Report on Form 8-K filed February 14, 2000; and

     (e)  the description of the Common Stock set forth under the caption "Item
          1. Description of Registrant's Securities to be Registered" in the Company's registration statement on Form 8-A filed August 2, 1999.

     All documents filed by Braun Consulting or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for the purposes of this registration statement to the extent that a statement contained or incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

Delaware General Corporation Law

     Section 145(a) of the Delaware General Corporation Law ("DGCL") provides that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Braun Consulting may and, in certain cases, must be indemnified by Braun Consulting against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Braun Consulting. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Braun Consulting, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.


Certificate of Incorporation

     The certificate of incorporation of Braun Consulting provides that a director of Braun Consulting shall not be personally liable to Braun Consulting or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Braun Consulting or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Additionally, the certificate of incorporation provides that Braun Consulting will indemnify its officers and directors to the fullest extent permitted by the DGCL. However, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Braun Consulting, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the certificate of incorporation by the stockholders of Braun Consulting shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of Braun Consulting existing at the time of such repeal or modification.


Bylaws

     Braun Consulting's Bylaws generally provide for indemnification of officers, directors, employees and agents of Braun Consulting and persons serving at the request of Braun Consulting in such capacities for other business organizations against certain losses, costs, liabilities, and expenses incurred by reason of their positions with Braun Consulting or such other business organizations. In the case of non-derivative actions, Braun Consulting will indemnify such persons against expenses, including attorney's fees, judgments, fines and amounts paid in settlement incurred by such person as long as they acted in good faith and in a manner they believed to be in or not opposed to the best interests of Braun Consulting. In the case of derivative actions, Braun Consulting will indemnify such persons against expenses, including attorneys' fees, incurred by them as long as they acted in good faith and in a manner they believed to be in or not opposed to the best interests of Braun Consulting. Braun Consulting also has policies insuring its officers and directors and certain officers and directors of its wholly owned subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

Insurance

     Braun Consulting maintains a policy of liability insurance to insure its officers and directors and certain directors and officers of its wholly owned subsidiaries against losses resulting from certain acts committed by them in their capacities as officers and directors of Braun Consulting or its subsidiaries.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

     Exhibit
     Number    Description
     ------    -----------
        4.1    Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-1 (Reg. No. 333-79251) (the "Form S-1") filed by Braun Consulting).
        4.2    Form of Bylaws (incorporated by reference to Exhibit 3.2 to the Form S-1).
       *5.1    Opinion of Locke Liddell & Sapp LLP.
     **23.1    Consent of Deloitte & Touche LLP.
      *23.2    Consent of Locke Liddell & Sapp LLP.
     **24.1    Power of Attorney (included on the signature page of this
               registration statement).
     **99.1    Braun Consulting, Inc. Retirement Savings Plan.

____________________

* An opinion of counsel as to the legality of the shares of Common Stock is not required because such shares are not original issuance securities. In lieu of an opinion of counsel concerning compliance with the requirements of ERISA and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, the registrant hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.
**   Filed herewith.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933,
     --------------
the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of June, 2000.

                                       BRAUN CONSULTING, INC.


                                       By: /s/ Steven J. Braun
                                           -------------------------------------
                                           Steven J. Braun
                                           President, Chief Executive Officer
                                                 and Chairman of the Board


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints STEVEN J. BRAUN, JOHN C. BURKE and GREGORY A. OSTENDORF, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2000.


                 Signature                                          Title
          ---------------------------              --------------------------------------
          /s/ Steven J. Braun                      President, Chief Executive Officer and
          ---------------------------              Chairman of the Board (Principal
          Steven J. Braun                          Executive Officer)


          /s/ John C. Burke                        Chief Financial Officer and Treasurer
          ----------------------------             (Principal Financial Officer and
          John C. Burke                            Principal Accounting Officer)


          /s/ Thomas J. Duvall                     Director
          ----------------------------
          Thomas J. Duvall

          /s/ Stephen J. Miller                    Director
          ---------------------------
          Stephen J. Miller

          /s/ Michael J. Evanisko                  Director
          ---------------------------
          Michael J. Evanisko

          /s/ James M. Kalustian                   Director
          ---------------------------
          James M. Kalustian

          /s/ Norman R. Bobins                     Director
          ---------------------------
          Norman R. Bobins

          /s/ William M. Conroy                    Director
          ---------------------------
          William M. Conroy

          /s/ William H. Inmon                     Director
          ---------------------------
          William H. Inmon

          /s/ Eric V. Schultz                      Director
          ---------------------------
          Eric V. Schultz


     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
     --------
trustees of the Braun Consulting, Inc. Retirement Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of June, 2000.

                                                   BRAUN CONSULTING, INC.
                                                   RETIREMENT SAVINGS PLAN


                                                   Trustees:

                                                   /s/ Steven J. Braun
                                                   ----------------------------
                                                   Steven J. Braun


                                                   /s/ John C. Burke
                                                   ----------------------------
                                                   John C. Burke


                                                   /s/ Gregory A. Ostendorf
                                                   ----------------------------
                                                   Gregory A. Ostendorf

                                 EXHIBIT INDEX

     Exhibit
     Number       Description
     ------       -----------
        4.1       Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-1 (Reg. No. 333-79251) (the "Form S-1") filed by Braun
                  Consulting).
        4.2       Form of Bylaws (incorporated by reference to Exhibit 3.2 to the Form S-1).
       *5.1       Opinion of Locke Liddell & Sapp LLP.
     **23.1       Consent of Deloitte & Touche LLP.
      *23.2       Consent of Locke Liddell & Sapp LLP.
     **24.1       Power of Attorney (included on the signature page of this registration statement).
     **99.1       Braun Consulting, Inc. Retirement Savings Plan.

____________________

* An opinion of counsel as to the legality of the shares of Common Stock is not required because such shares are not original issuance securities. In lieu of an opinion of counsel concerning compliance with the requirements of ERISA and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, the registrant hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.
**   Filed herewith.